Exhibit 99.1
CACI Reports Results for Its Fiscal 2026 Second Quarter and Raises Guidance for All Metrics
Revenues of $2.2 billion, up 5.7% YoY
Net income of $123.9 million; Diluted EPS of $5.59, up 14.5% YoY
Adjusted net income of $150.7 million; Adjusted diluted EPS of $6.81, up 14.5% YoY
EBITDA of $262.6 million and EBITDA margin of 11.8%

RESTON, Va.--(BUSINESS WIRE)--CACI International Inc (NYSE: CACI) announced results today for its fiscal second quarter ended December 31, 2025.

“Our strong second quarter results demonstrate the continued successful execution of our strategy and the value of our differentiated capabilities. With healthy free cash flow driven by solid revenue growth and strong EBITDA margin, we're delivering on our commitments to shareholders while addressing our customers' most critical mission needs,” said John Mengucci, CACI President and Chief Executive Officer. “Through bold, strategic investments we have built leading positions in electronic warfare and Agile software development, while continuing to strengthen our technology portfolio in space with the planned acquisition of ARKA Group — all areas vital to national security. With our strong results, expanding backlog, and robust pipeline, we are raising our fiscal year 2026 guidance and remain extremely well-positioned to achieve our 3-year financial targets and drive long-term value for our customers and our shareholders.”
Second Quarter Results

	Three Months Ended
(in millions, except earnings per share and DSO)	12/31/2025	12/31/2024	% Change[3]
Revenues	$2,220.1	$2,099.8	5.7%
Income from operations	$206.5	$181.3	13.9%
Net income	$123.9	$109.9	12.7%
Adjusted net income, a non-GAAP measure[1]	$150.7	$134.2	12.3%
Diluted earnings per share	$5.59	$4.88	14.5%
Adjusted diluted earnings per share, a non-GAAP measure[1]	$6.81	$5.95	14.5%
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[1]	$262.6	$232.9	12.8%
Net cash provided by operating activities excluding MARPA, a non-GAAP measure[1]	$154.2	$76.0	102.9%
Free cash flow, a non-GAAP measure[1]	$138.2	$66.1	109.1%
Days sales outstanding (DSO)[2]	57	53
(1)This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)The DSO calculations for three months ended December 31, 2025 and 2024, exclude the impact of the Company's Master Accounts Receivable Purchase Agreement (MARPA), which was 7 days for both periods.
(3)Percentages are calculated using the underlying whole dollar amounts. Some percentages may vary slightly due to rounding.
Revenues in the second quarter of fiscal year 2026 increased 5.7% year-over-year, driven by 4.5% organic growth. The increase in income from operations was driven by higher revenues and gross profit. Growth in diluted earnings per share and adjusted diluted earnings per share were driven by higher income from operations and share repurchases made during fiscal year 2025, partially offset by higher interest expense and a higher tax provision. The increase in cash from operations, excluding MARPA, was driven primarily by higher net income and strong working capital management.

Second Quarter Contract Awards
Contract awards in the second quarter totaled $1.4 billion, with approximately 70% for new business to CACI. Awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:
•CACI was awarded $265 million in new contracts and additional work on current programs within the intelligence community to support various national security efforts.
•CACI received its first production order for remote modular terminals (RMTs) that will intercept and disrupt adversarial beyond-line-of-sight (BLOS) satellite communication for a Department of Defense customer. RMT’s capabilities will allow customers to enhance capacity, adaptability, and resiliency in military operations.
Total backlog as of December 31, 2025, was $32.8 billion compared with $31.8 billion a year ago, an increase of 3.1%. Funded backlog as of December 31, 2025, was $4.4 billion compared with $4.1 billion a year ago, an increase of 7.3%.
Additional Highlights
•CACI entered into a definitive agreement to acquire ARKA Group L.P. (ARKA) from funds managed by Blackstone Tactical Opportunities (Blackstone) in an all-cash transaction for $2.6 billion. Aligned with CACI’s commitment to delivering advanced technology for national security customers, ARKA supports national security missions through its space-based sensor portfolio and ground-based software processing, accelerating the delivery of actionable intelligence to the warfighter.
•CACI was named as an awardee for the Missile Defense Agency Scalable Homeland Innovative Enterprise Layered Defense (SHIELD) IDIQ contract with a ceiling of $151 billion. This contract encompasses a broad range of work areas that allows for the rapid delivery of innovative capabilities to the warfighter with increased speed and agility, including ensuring continuous, layered protection against air, missile, space, cyber, and hybrid threats originating from any domain.
•CACI announced the appointment of Adm. Michael Gilday, U.S. Navy (Ret.), and David Keffer to its Board of Directors, both joining following the death of Michael A. Daniels in July 2025 and the resignation of William L. Jews. Their extensive leadership experience and defense sector knowledge will strengthen CACI’s continued ability to drive shareholder value while delivering solutions to the nation’s most complex challenges.
•President and Chief Executive Officer, John Mengucci, was named Executive of the Year by the Northern Virginia Chamber (NVC) and the Professional Services Council (PSC) during the 2025 Greater Washington Government Contractor Awards. Mengucci was recognized in the over $300 million revenue category for his achievements in calendar year 2024.
•CACI received the National Veteran Small Business Coalition’s (NVSBC) Champions Award for exceeding the NVSBC-established goals for subcontracting to service-disabled and veteran-owned small businesses (SD/VOSB) during the U.S. government’s fiscal year 2024. This marks the 15th consecutive year that CACI has been recognized for this honor.
•CACI’s commitment to supporting veterans, National Guard and Reserve members, and military spouses remains a defining part of its culture. In 2025, that longstanding dedication was reinforced through 10 prestigious distinctions, reflecting continued efforts to create meaningful career pathways for the military-affiliated community.

Fiscal Year 2026 Guidance
The table below summarizes our fiscal year 2026 guidance and represents our views as of January 21, 2026. This guidance does not include our planned acquisition of ARKA Group.

(in millions, except earnings per share)	Fiscal Year 2026
	Current Guidance	Prior Guidance
Revenues	$9,300 - $9,500	$9,200 - $9,400
Adjusted net income, a non-GAAP measure[1]	$630 - $645	$605 - $625
Adjusted diluted earnings per share, a non-GAAP measure[1]	$28.25 - $28.92	$27.13 - $28.03
Diluted weighted average shares	22.3	22.3
Free cash flow, a non-GAAP measure[2]	at least $725	at least $710
(1)Adjusted net income and adjusted diluted earnings per share are defined as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact. This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
(2)Free cash flow is defined as net cash provided by operating activities excluding MARPA, less payments for capital expenditures. Fiscal year 2026 free cash flow guidance assumes approximately $50 million in tax benefit related to the modification of Section 174 in the One Big Beautiful Bill Act of 2025 and an approximately $40 million cash tax refund related to our method change enacted in fiscal year 2021. This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.
Conference Call Information
We have scheduled a conference call for 8:00 AM Eastern Time Thursday, January 22, 2026, during which members of our senior management will be making a brief presentation focusing on second quarter results and operating trends, followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/events/default.aspx at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

About CACI
CACI International Inc (NYSE: CACI) is a national security company with 26,000 talented employees who are Ever Vigilant in expanding the limits of national security. We ensure our customers’ success by delivering differentiated technology and distinctive expertise to accelerate innovation, drive speed and efficiency, and rapidly anticipate and eliminate threats. Our culture drives our success and earns us recognition as a Fortune World's Most Admired Company. We are members of the Fortune 500™, the Russell 1000 Index, and the S&P MidCap 400 Index. For more information, visit us at caci.com.
There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

Corporate Communications and Media:	Investor Relations:
Gino Bona, Executive Vice President, Corporate Communications	George Price, Senior Vice President, Investor Relations
(571) 597-2787, gino.bona@caci.com	(703) 841-7818, george.price@caci.com

CACI International Inc
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	12/31/2025	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
Revenues	$2,220,097	$2,099,809	5.7%	$4,507,720	$4,156,698	8.4%
Costs of revenues:
Direct costs	1,495,011	1,402,225	6.6%	3,042,205	2,816,649	8.0%
Indirect costs and selling expenses	464,585	466,661	(0.4)%	938,441	894,607	4.9%
Depreciation and amortization	54,032	49,625	8.9%	108,330	84,303	28.5%
Total costs of revenues	2,013,628	1,918,511	5.0%	4,088,976	3,795,559	7.7%
Income from operations	206,469	181,298	13.9%	418,744	361,139	16.0%
Interest expense and other, net	44,950	44,066	2.0%	91,123	68,036	33.9%
Income before income taxes	161,519	137,232	17.7%	327,621	293,103	11.8%
Income taxes	37,664	27,294	38.0%	78,956	62,988	25.4%
Net income	$123,855	$109,938	12.7%	$248,665	$230,115	8.1%

Basic earnings per share	$5.61	$4.90	14.5%	$11.28	$10.29	9.6%
Diluted earnings per share	$5.59	$4.88	14.5%	$11.22	$10.21	9.9%
Weighted average basic shares outstanding	22,082	22,414	(1.5)%	22,038	22,359	(1.4)%
Weighted average diluted shares outstanding	22,145	22,534	(1.7)%	22,156	22,537	(1.7)%

CACI International Inc
Consolidated Balance Sheets (Unaudited)
(in thousands)

	12/31/2025	6/30/2025
ASSETS
Current assets:
Cash and cash equivalents	$422,976	$106,181
Accounts receivable, net	1,366,321	1,405,441
Prepaid expenses and other current assets	325,380	268,323
Total current assets	2,114,677	1,779,945

Goodwill	5,017,707	5,021,805
Intangible assets, net	1,021,022	1,091,276
Property, plant, and equipment, net	207,491	212,035
Operating lease right-of-use assets	373,753	343,944
Supplemental retirement savings plan assets	103,196	101,024
Other assets	95,443	97,569
Total assets	$8,933,289	$8,647,598

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$38,750	$68,750
Accounts payable	337,115	381,574
Accrued compensation and benefits	221,233	282,987
Other accrued expenses and current liabilities	475,970	474,795
Total current liabilities	1,073,068	1,208,106

Long-term debt, net of current portion	2,922,639	2,849,190
Supplemental retirement savings plan obligations, net of current portion	119,581	114,261
Deferred income taxes	191,386	142,636
Operating lease liabilities	425,961	377,080
Other liabilities	62,886	62,380
Total liabilities	4,795,521	4,753,653

Total shareholders’ equity	4,137,768	3,893,945
Total liabilities and shareholders’ equity	$8,933,289	$8,647,598

CACI International Inc
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$248,665	$230,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	108,330	84,303
Amortization of deferred financing costs	2,633	1,291
Stock-based compensation expense	33,805	31,343
Deferred income taxes	47,428	(13,352)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	35,296	(51,731)
Prepaid expenses and other assets	(49,731)	(12,995)
Accounts payable and other accrued expenses	(20,304)	(27,907)
Accrued compensation and benefits	(61,100)	(86,261)
Income taxes	(23,082)	5,077
Operating lease liabilities, net	530	(572)
Long-term liabilities	2,790	1,392
Net cash provided by operating activities	325,260	160,703
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(33,058)	(21,400)
Acquisitions of businesses, net of cash acquired	15,800	(1,569,388)
Other	158	2,410
Net cash used in investing activities	(17,100)	(1,588,378)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,025,173	4,347,000
Principal payments on borrowings	(1,975,298)	(2,824,148)
Deferred financing costs	(9,061)	(9,803)
Proceeds from employee stock purchase plans	7,400	6,415
Repurchases of common stock	(9,012)	(10,352)
Payment of taxes for equity transactions	(29,918)	(35,797)
Net cash provided by financing activities	9,284	1,473,315
Effect of exchange rate changes on cash and cash equivalents	(649)	(3,894)
Net change in cash and cash equivalents	316,795	41,746
Cash and cash equivalents, beginning of period	106,181	133,961
Cash and cash equivalents, end of period	$422,976	$175,707

Revenues by Customer Type (Unaudited)

	Three Months Ended
(in thousands)	12/31/2025		12/31/2024		$ Change	% Change
Department of Defense	$1,152,152	51.8%	$1,118,987	53.3%	$33,165	3.0%
Intelligence Community	539,040	24.3	527,744	25.1	11,296	2.1
Federal civilian agencies	438,632	19.8	365,742	17.4	72,890	19.9
Commercial and other	90,273	4.1	87,336	4.2	2,937	3.4
Total	$2,220,097	100.0%	$2,099,809	100.0%	$120,288	5.7%

	Six Months Ended
(in thousands)	12/31/2025		12/31/2024		$ Change	% Change
Department of Defense	$2,331,778	51.7%	$2,206,275	53.1%	$125,503	5.7%
Intelligence Community	1,135,469	25.2	1,062,087	25.6	73,382	6.9
Federal civilian agencies	850,362	18.9	717,961	17.3	132,401	18.4
Commercial and other	190,111	4.2	170,375	4.0	19,736	11.6
Total	$4,507,720	100.0%	$4,156,698	100.0%	$351,022	8.4%
Revenues by Contract Type (Unaudited)

	Three Months Ended
(in thousands)	12/31/2025		12/31/2024		$ Change	% Change
Cost-plus-fee	$1,310,111	59.0%	$1,240,213	59.1%	$69,898	5.6%
Fixed-price	598,017	26.9	602,859	28.7	(4,842)	(0.8)
Time-and-materials	311,969	14.1	256,737	12.2	55,232	21.5
Total	$2,220,097	100.0%	$2,099,809	100.0%	$120,288	5.7%

	Six Months Ended
(in thousands)	12/31/2025		12/31/2024		$ Change	% Change
Cost-plus-fee	$2,692,741	59.8%	$2,520,223	60.7%	$172,518	6.8%
Fixed-price	1,209,510	26.8	1,078,115	25.9	131,395	12.2
Time-and-materials	605,469	13.4	558,360	13.4	47,109	8.4
Total	$4,507,720	100.0%	$4,156,698	100.0%	$351,022	8.4%
Revenues by Prime or Subcontractor (Unaudited)

	Three Months Ended
(in thousands)	12/31/2025		12/31/2024		$ Change	% Change
Prime contractor	$2,009,569	90.5%	$1,862,098	88.7%	$147,471	7.9%
Subcontractor	210,528	9.5	237,711	11.3	(27,183)	(11.4)
Total	$2,220,097	100.0%	$2,099,809	100.0%	$120,288	5.7%

	Six Months Ended
(in thousands)	12/31/2025		12/31/2024		$ Change	% Change
Prime contractor	$4,086,468	90.7%	$3,742,517	90.0%	$343,951	9.2%
Subcontractor	421,252	9.3	414,181	10.0	$7,071	1.7
Total	$4,507,720	100.0%	$4,156,698	100.0%	$351,022	8.4%

Revenues by Expertise or Technology (Unaudited)

	Three Months Ended
(in thousands)	12/31/2025		12/31/2024		$ Change	% Change
Expertise	$924,201	41.6%	$925,900	44.1%	$(1,699)	(0.2)%
Technology	1,295,896	58.4	1,173,909	55.9	121,987	10.4
Total	$2,220,097	100.0%	$2,099,809	100.0%	$120,288	5.7%

	Six Months Ended
(in thousands)	12/31/2025		12/31/2024		$ Change	% Change
Expertise	$1,911,092	42.4%	$1,914,165	46.1%	$(3,073)	(0.2)%
Technology	2,596,628	57.6	2,242,533	53.9	354,095	15.8
Total	$4,507,720	100.0%	$4,156,698	100.0%	$351,022	8.4%

Contract Awards (Unaudited)

	Three Months Ended
(in thousands)	12/31/2025	12/31/2024	$ Change	% Change
Contract Awards	$1,441,956	$1,168,955	$273,001	23.4%

	Six Months Ended
(in thousands)	12/31/2025	12/31/2024	$ Change	% Change
Contract Awards	$6,440,640	$4,508,590	$1,932,050	42.9%

Note: Some percentages may vary slightly due to rounding.

Reconciliation of Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS (Unaudited)
Adjusted net income and adjusted diluted EPS are non-GAAP performance measures. We define adjusted net income and adjusted diluted EPS as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact as we do not consider intangible amortization expense to be indicative of our operating performance. We believe that these performance measures provide management and investors with useful information in assessing trends in our ongoing operating performance, provide greater visibility in understanding the long-term financial performance of the Company, and allow investors to more easily compare our results to results of our peers. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

(in thousands, except per share data)	Three Months Ended			Six Months Ended
	12/31/2025	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
Net income, as reported	$123,855	$109,938	12.7%	$248,665	$230,115	8.1%
Intangible amortization expense	35,984	32,442	10.9	72,017	50,449	42.8
Tax effect of intangible amortization[1]	(9,092)	(8,197)	10.9	(18,196)	(12,746)	42.8
Adjusted net income	$150,747	$134,183	12.3%	$302,486	$267,818	12.9%

	Three Months Ended			Six Months Ended
	12/31/2025	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
Diluted EPS, as reported	$5.59	$4.88	14.5%	$11.22	$10.21	9.9%
Intangible amortization expense	1.62	1.44	12.5	3.25	2.24	45.1
Tax effect of intangible amortization[1]	(0.40)	(0.37)	8.1	(0.82)	(0.57)	43.9
Adjusted diluted EPS	$6.81	$5.95	14.5%	$13.65	$11.88	14.9%

	FY26 Guidance Range
(in millions, except per share data)	Low End		High End
Net income, as reported	$524	---	$539
Intangible amortization expense	142	---	142
Tax effect of intangible amortization[1]	(36)	---	(36)
Adjusted net income	$630	---	$645

	FY26 Guidance Range
	Low End		High End
Diluted EPS, as reported	$23.50	---	$24.17
Intangible amortization expense	6.37	---	6.37
Tax effect of intangible amortization[1]	(1.62)	---	(1.62)
Adjusted diluted EPS	$28.25	---	$28.92

(1)Calculation uses an assumed full year statutory tax rate of 25.3% on non-GAAP tax deductible adjustments for December 31, 2025 and 2024.
Note: Numbers may not sum due to rounding.

Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (Unaudited)
The Company views EBITDA and EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define EBITDA as GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense (including depreciation within direct costs). We consider EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets and amortization of intangible assets primarily recognized in business combinations, which we do not believe are indicative of our operating performance. EBITDA margin is EBITDA divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three Months Ended			Six Months Ended
(in thousands)	12/31/2025	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
Net income	$123,855	$109,938	12.7%	$248,665	$230,115	8.1%
Plus:
Income taxes	37,664	27,294	38.0	78,956	62,988	25.4
Interest income and expense, net	44,950	44,066	2.0	91,123	68,036	33.9
Depreciation and amortization expense, including amounts within direct costs	56,098	51,564	8.8	112,436	87,614	28.3
EBITDA	$262,567	$232,862	12.8%	$531,180	$448,753	18.4%

	Three Months Ended			Six Months Ended
(in thousands)	12/31/2025	12/31/2024	% Change	12/31/2025	12/31/2024	% Change
Revenues, as reported	$2,220,097	$2,099,809	5.7%	$4,507,720	$4,156,698	8.4%
EBITDA	262,567	232,862	12.8	531,180	448,753	18.4
EBITDA margin	11.8%	11.1%		11.8%	10.8%

Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA and to Free Cash Flow (Unaudited)
The Company defines net cash provided by operating activities excluding MARPA, a non-GAAP measure, as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude cash flows from CACI’s MARPA for the sale of certain designated eligible U.S. government receivables up to a maximum amount of $350.0 million. Free cash flow is a non-GAAP liquidity measure and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities excluding MARPA, less payments for capital expenditures. The Company uses these non-GAAP measures to assess our ability to generate cash from our business operations and plan for future operating and capital actions. We believe these measures allow investors to more easily compare current period results to prior period results and to results of our peers. Free cash flow does not represent residual cash flows available for discretionary purposes and should not be used as a substitute for cash flow measures prepared in accordance with GAAP.

	Three Months Ended		Six Months Ended
(in thousands)	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Net cash provided by operating activities	$154,195	$126,042	$325,260	$160,703
Cash used in (provided by) MARPA	—	(50,051)	(11,091)	(23,841)
Net cash provided by operating activities excluding MARPA	154,195	75,991	314,169	136,862
Capital expenditures	(16,044)	(9,924)	(33,058)	(21,400)
Free cash flow	$138,151	$66,067	$281,111	$115,462

	FY26 Guidance
(in millions)	Current	Prior
Net cash provided by operating activities	$810	$795
Cash used in (provided by) MARPA	—	—
Net cash provided by operating activities excluding MARPA	810	795
Capital expenditures	(85)	(85)
Free cash flow	$725	$710